LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease"), is made and entered into this 18th day of January, 1999 by and between CMI, INC., a Kansas corporation ("Landlord") and Bank of Blue Valley a state banking association ("Tenant")

      WITNESSETH THAT:

      IN CONSIDERATION of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1.  PREMISES.

            A. DEMISED PREMISES. Landlord does hereby demise and lease unto Tenant, and Tenant does lease and take from Landlord the following described premises (hereinafter referred to as the "Demised Premises"), now or hereafter to be erected in and about the Roche Price Chopper at Highway K7 and Johnson Drive and more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Store Premises"), in the city of Shawnee, Johnson County, Kansas:

            Branch: a concession unit measuring approximately twenty-five feet (25') in width by a depth of approximately seventeen feet (17') and containing a total area of approximately four hundred twenty-five (425) square feet; and

            ATM: a free standing automated teller machine located within the Store Premises;

The approximate boundaries and location of the Branch, and ATM are outlined in red on the floor plans of the Store Premises building, which floor plans are marked Exhibit "B" and Exhibit "C", respectively, and are attached hereto and made a part hereof.

      B. COMMON AREAS. In addition to the occupancy of the Demised Premises, Tenant and Tenant's concessionaires, officers', employees, agents, customers, and invitees also shall have the right to the nonexclusive use of automobile parking areas, access roads, truck loading areas, delivery areas, walkways, bus stops, landscaped areas, driveways, sidewalks, restrooms and other common areas which now are or hereafter may be located upon some portion of the Store Premises. (Such parking areas, access roads, truck loading areas, delivery areas, walkways, bus stops, landscaped areas, driveways, sidewalks, restrooms and other common areas are hereinafter collectively referred to as the "Common Areas"). Landlord agrees to make the Common Areas continuously available to the aforementioned groups of persons during the term of this Lease, except when portions thereof temporarily may be unavailable for use by reason of repair work then being underway thereon. The nonexclusive use of the Common Areas by Tenant and Tenant's concessionaires, officers, employees, agents, customers, and invitees at all times shall be subject to such reasonable rules and regulations as Landlord from time to time may establish.



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     2. BRANCH BANK APPLICATION. Landlord acknowledges and agrees that Tenant shall file for Branch Bank status for the Demised Premises, and the approval of such filing by the applicable banking regulatory agency shall be a condition precedent to the commencement of the initial term under this Lease. Tenant shall have the right to use the Store Premises name as part of the business name of the Branch located at the Demised Premises, if required to be established, for purposes of location identification. If Tenant's applications for a Branch on the Demised Premises is rejected by the applicable banking regulatory agency, this Lease shall be null and void and the parties shall be mutually released from any liability or obligation hereunder, provided that Tenant shall immediately begin the application process, and diligently pursue the same, after execution of this Lease. If Tenant has not received regulatory approval as of March 1, 1999, then Landlord may, in its discretion, terminate this Lease.

     3. TERM. The initial term of this Lease shall be for three (3) years following the commencement of the term unless sooner terminated as herein provided.


     4. RENT. Tenant agrees to pay to Landlord at the office of Landlord or at such other place as may be designated by Landlord for each year of the basic term and the first option period, if so exercised, an annual rental of $30,000.00, payable in advance in equal monthly installments of $2,500.00.

                  If the Lease term commences on a day other than the first day of a calendar month, the rent for that first fractional month shall be prorated and paid on the first day of the month next succeeding, and the last fractional month shall be similarly prorated, but paid in advance.

     5. COMMENCEMENT OF TERM. The original term shall begin on the earlier of
(i) the day Tenant opens its Branch for business with the general public, or
(ii) sixty (60) days following the receipt by Tenant of notice in writing from Landlord that the Demised Premises are ready for occupancy During said sixty
(60) day period Tenant may, without opening for business, have access to the Demised Premises for purposes of making appropriate preparation for opening.

     6. OPTIONS TO EXTEND. If Tenant is not then in default under any of the terms and provisions of this Lease, Tenant shall have the option to extend the term of this Lease upon the same terms and conditions for an additional term of three (3) years, from and after the expiration of the initial term of this Lease. Tenant's election to exercise the first extension option must be made in writing and delivered to Landlord no less than six (6) months prior to expiration of the initial term of this Lease. Said first extension shall be on the same terms and conditions as the basic term with the exception of rent which shall be $31,500.00 annually for each year of this first option period, payable in advance in equal monthly installments of $2,625.00.


If Tenant exercises its first option to extend the term of this Lease and is not then in default under any of the terms and provisions of this Lease, then Tenant shall have the option to further


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extend the term of this Lease upon the same terms and conditions for a second additional term of three (3) years, from and after the expiration of the first additional term of this Lease. Tenant's election to exercise this second extension must be made in writing and delivered to Landlord no less than six (6) months prior to expiration of the first extension term of this Lease. Said second extension shall be on the same terms and conditions as the basic term with the exception of rent which shall be $33,075.00 annually for each year of. this second option period, payable in advance in equal monthly installments of $2,756.25.

If Tenant exercises its second option to extend the term of this Lease and is not then in default under any of the terms and provisions of this Lease, then Tenant shall have the option to further extend the term of this Lease upon the same terms and conditions for a third additional term of three (3) years, from and after the expiration of the second additional term of this Lease. Tenant's election to exercise this third extension must be made in writing and delivered to Landlord no less than six (6) months prior to expiration of the second extension term of this Lease. Said third extension shall be on the same terms and conditions as the basic term with the exception of rent which shall be $34,728.75 annually for each year of this third option period, payable in advance in equal monthly installments of $2,894.07.


       7.  CONSTRUCTION OF DEMISED PREMISES.

            A. LANDLORD'S OBLIGATION. Landlord shall at its cost and expense construct in a good and workerlike manner the Demised Premises for Tenant's use and occupancy in accordance with the Outline Specifications entitled "Landlord's and Tenant's Architectural and Construction Work" which by this reference is made a part hereof although not attached hereto. Landlord agrees to indemnify Tenant and hold Tenant harmless against any loss, liability, or damage resulting from such work.

            B. TENANT'S OBLIGATION. All work to be performed by Tenant pursuant to said Outline Specifications shall be constructed by Tenant in a good and workerlike manner and free of any liens for labor and materials. Tenant may choose its own architect, contractor and materials (which must be compatible with the overall Store Premises' design). Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability, or damage resulting from such work.

      8. ATTORNEY IN FACT. Landlord hereby appoints Tenant Landlord's lawful attorney-in-fact for the sole purpose of applying for and securing from any governmental authority having jurisdiction thereover any permit or license which may be necessary in connection with any construction, alteration, addition, repair to or occupancy of the Demised Premises.

      9. COVENANT AGAINST MECHANICS LIENS. Tenant shall do all things necessary to prevent the filing of any mechanic's or other liens against the Demised Premises by reason of any work, labor, services performed or any materials supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the

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same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security by surety bond or otherwise as may be necessary or be prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from' Tenant's said default Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security, or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this paragraph, including Landlord's cost and expenses and reasonable attorney's fees incurred in connection therewith. However, nothing contained herein shall imply any consent or agreement on the part of Landlord to subject its estate or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of such work, labor, services, or materials to Tenant or anyone holding the Demised Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

      10. FIXTURES AND MACHINERY. It is mutually agreed that all personal property on the Demised Premises, including merchandise of every kind, nature, and description, furnishings, equipment, trade fixtures, and all other property hereafter placed or kept on the Demised Premises by Tenant, are and shall continue to be the sole property of the Tenant. Tenant may, during the term of this Lease, remove any furniture, fixtures, or equipment as it may so desire, provided Tenant shall repair all damage resulting from such removal, as nothing herein is intended to impose any restrictions on the use of the furniture, fixtures, or equipment as the Tenant may deem necessary or desirable in the operation of its business,

      11. PUBLIC LIABILITY INSURANCE. Subject to paragraph 14 hereafter, Tenant, at its expense at all times during the term of, this Lease and any other period of occupancy of the Demised Premises by Tenant, shall provide and maintain with respect to the Demised Premises general public liability insurance in form customarily written for the protection of owners, landlords, and tenants of real estate, with Landlord and Tenant as named insured, which insurance shall provide coverage of not less than $500,000 for personal injury and $250,000 for property damage.

      12. INDEMNIFICATION. Landlord and Tenant agree to indemnify each other against and to hold each other harmless from any and all claims or demands of any third party arising from or based upon the act, omission or negligence of the indemnifying party or its contractors, concessionaires, licensees, agents, servants, invitees, employees, or anyone else for whom the indemnifying party may be or alleged to be responsible. In the event that either party shall without fault on its part be made a party to any litigation commenced by any third party against the other party, then such other party shall protect and hold the party without fault harmless from and with respect to such litigation, and shall pay all costs, expenses, and reasonable attorney's fees incurred or paid by the party without fault in connection with such litigation, together with any judgments rendered against the party without fault.

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

      13. WAIVER OF SUBROGATION. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or injury or death of persons occurring on the Demised Premises, or in any part of the Store Premises, or in any manner growing out of Tenant's use of the Demised Premises or Landlord's use of the Store Premises, whether or not caused by the fault or negligence of the Landlord or Tenant, or their respective agents, employees, subtenants, licensees, or assignees; provided, however, this release shall apply only to the extent that such business interruption, loss or damage to property, or injury or death of persons is covered by insurance, and to the extent that recovery is made of proceeds thereunder, and regardless of whether such insurance protects the Landlord or Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon either of the parties to this Lease than would have existed in the absence of this paragraph. This paragraph shall be effective only so long as its provisions do not adversely affect the right of the insured, whether Landlord or Tenant or both, to recover under the applicable policy or policies of insurance, and if prohibited under the terms of such policy or policies, shall be deemed wholly without force or effect.


      14.   TAXES.

            A. LANDLORD'S TAXES. All real estate taxes and special assessments levied and assessed by lawful authority against the Demised Premises shall be timely paid by Landlord.

            B. TENANT'S TAXES. Tenant shall pay to the proper authorities all taxes, special assessments, and similar charges on the Branch and personal property, consisting of ATM equipment and furniture and fixtures, required to be paid in connection with the operation thereof, except real estate taxes and special assessments hereinbefore covenanted to be paid by Landlord. Tenant shall procure at its expense all permits and licenses required by law for the operation of the Branch and ATMs.

      15. UTILITIES. Landlord shall furnish Tenant heat, air conditioning and electricity adequate and reasonable for the Demised Premises during the term hereof at its sole cost and expense.

      16.   MAINTENANCE AND REPAIRS.

            A. BY LANDLORD. Landlord shall keep and maintain in good condition and repair the Common Areas of the Store Premises, and the foundations, roof, exterior walls, windows, doors, ceiling, heating, ventilating, and air conditioning equipment, and wiring, and all structural and supporting parts of the Demised Premises. Landlord shall keep the Common Areas free and clear of ice, snow and obstructions. Landlord shall provide and maintain adequate lighting for the Common Areas for the convenience and safety of Tenant and Tenant's officers, employees, agents, concessionaires, customers, and invitees.

            B. BY TENANT. Subject to the obligations of Landlord as herein above stated, Tenant shall otherwise maintain the Demised Premises in good condition and repair,

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

including without limitation the interior of the Branch comprising a portion of the Demised Premises. Tenant shall repair any damage resulting to the Demised Premises due to the acts or negligence of its employees, agents, invitees, and guests or as a result of any casualty caused due to the presence or conduct of Tenant's operations on the Demised Premises. Upon Tenant's request, Landlord will assign to Tenant any guarantees and warranties Landlord may possess with respect to any structure or equipment in or about the Demised Premises that Tenant is obligated to maintain, repair or restore. Tenant shall be solely responsible, at its cost, for performing servicing and maintenance of the ATMs. Landlord shall permit Tenant, its agents, employees, and contractors free and unobstructed access to and egress from the Demised Premises during normal business hours to service, maintain, repair or replace the ATMs. In connection with the servicing and repair of the ATMs, it is agreed that Tenant shall have access to a telephone on or about the Demised Premises near the ATMs for Tenant's use on a toll-free basis. It is further agreed by the parties hereto that it may be necessary for Tenant to interrupt the operation of the ATMs for such periods as are necessary to perform repairs, maintenance, and daily balancing. Such interruptions may be made without Tenant being deemed to have violated any term of this Lease. Landlord agrees that it will use its best efforts to report to Tenant any need to service the ATMs which has been made known to Landlord.

      17. ALTERATIONS OF DEMISED PREMISES. Tenant, at its expense during the term of this Lease, may make such alterations to the Demised Premises as it deems appropriate provided that:

     (i) the structural integrity of the Store Premises building shall not be affected or diminished;

     (ii) the value of the Store Premises building is not thereby diminished;

     (iii) the exterior appearance (including the Store Premises building front) is not thereby altered or changed; and

     (iv) Tenant shall have secured prior written approval and consent of Landlord before making any alterations, which consent shall not be unreasonably withheld or delayed by Landlord. At the time Landlord's approval of any alterations is sought, Tenant shall submit to Landlord plans and specifications for such Work. All such alterations shall be completed in a good and workerlike manner with first-class materials. Upon the termination of this Lease any additions or alterations made to the interior of the Demised Premises by Tenant shall remain a part of the Demised Premises and be surrendered therewith unless required to be removed by Landlord.

      18. REMODELING OF STORE PREMISES. Tenant recognizes that Landlord may from time to time wish to remodel, rearrange, or enlarge the Store Premises to accommodate changes in retailing patterns. In the event that the remodeling, rearranging, or, enlargement may require relocation of the Demised Premises for a purpose other than to provide Tenant's space comprising all or a portion of the Demised Premises to another retail vendor of goods and/or services or to a competitor of Tenant's, Landlord agrees to discuss with Tenant its alteration plans to determine if the Demised Premises can be moved to another location mutually satisfactory to Tenant and Landlord within the Store Premises. If Landlord desires to move Tenant's Demised Premises to an alternate location within the Store Premises and Landlord and Tenant cannot agree upon an alternate location, then either Tenant or Landlord may terminate this Lease effective upon the date of commencement of the remodeling of the Store Premises. In such event, Landlord agrees to reimburse Tenant for the Improvements made by Tenant pursuant

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to Section 7(B,) above by paying to Tenant an amount equal to 100% of the actual cost of the Improvements. If, however, Landlord desires to move Tenant's Demised Premises within the Store Premises and Landlord and Tenant agree upon an alternate location after remodeling, then Landlord shall pay the entirety of Tenant's relocation and remodeling costs. In no event shall Landlord exercise its rights hereunder for a purpose other than to provide Tenant's space comprising all or a portion of the Demised Premises to another retail vendor of goods and/or services or to a competitor of Tenant's without the prior written consent of Tenant, which consent Tenant may give or withhold by Tenant in its sole discretion.

      19. DAMAGE TO THE PREMISES. If the Demised Premises is damaged by fire or other casualty to such an extent as to render the Demised Premises unfit for conducting business or if the Store Premises building within which the Demised Premises is situated is so seriously damaged by fire or other casualty that it shall be necessary to perform major repair or rebuild the Store Premises building, then and in that event Landlord or Tenant may cancel this Lease by giving notice in writing not later than thirty (30) days after the damage to the Demised Premises or Store Premises building shall have occurred; and upon the giving of such notice, this Lease shall terminate and all the rights and obligations of Landlord and Tenant hereunder shall cease and terminate; provided, however, that Tenant shall be responsible for the payment of all rent through the date of such damage. In the event that the Landlord or Tenant shall not elect to cancel. this Lease, Landlord shall commence the repair, rebuilding and/or reconstruction of the Demised Premises or Store Premises building within a reasonable time after the damage to the Demised Premises or Store Premises building. In the event the Demised Premises or Store Premises building should be partially damaged by fire or other casualty, but not to such an extent as to require complete rebuilding or a complete reconstruction of the Demised Premises or Store Premises building it shall be the duty of Landlord to commence within a reasonable time the work of repairing or rebuilding the Demised Premises or Store Premises building to their condition existing before the destruction; provided, however, that throughout any period during which the Demised Premises are fully or partially untenantable, by reason of fire or other casualty resulting in either partial or total destruction, there shall be an abatement of rent in proportion to the portion of the Demised Premises rendered untenantable. Subject to paragraph 14 hereinabove, Tenant shall carry sufficient replacement insurance to pay for rebuilding the Demised Premises, including all of Tenant's fixtures and machinery and other personal property that it owns or leases located in the Demised Premises.

      20. CONDEMNATION. If the whole or any part of the Demised Premises is taken or condemned, then Landlord or Tenant shall have the right to terminate this Lease as of the date title thereto vests in the condemnor (or as soon thereafter as is practicable under applicable laws and regulations) by giving to the other party written notice of such termination; but should neither party so terminate this Lease when a portion of the Demised Premises is so taken, this Lease shall terminate as to the part taken, and the rent and other relevant charges reserved herein shall be adjusted for the remainder of the Demised Premises so that Tenant shall be required to pay for the balance of the term that portion of the rent and other relevant charges reserved herein which the value of the portion of the Demised Premises remaining after condemnation bears to the value of the Demised Premises immediately prior to the date of condemnation. The rental and other charges shall be apportioned as aforesaid by agreement between the parties or by arbitration or legal proceedings, but pending such determination or adjudication, Tenant shall



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pay at the time and in the manner above provided the rental herein reserved, and all other charges herein required to be paid by Tenant, without deduction, and on such determination or legal adjudication, Tenant shall be entitled to credit for any excess rentals or other charges paid, together with interest at the legal rate provided under applicable law.

      21. QUIET ENJOYMENT. Landlord covenants that Landlord has full right to lease the Demised Premises for the term aforesaid, and for the term of all extensions permitted to the Tenant hereunder, and that Tenant upon payment of rent and performing Tenant's obligations in this Lease may peaceably and quietly have, hold, and enjoy the said Demised Premises for the same term and all extensions thereof until terminated as provided in this Lease.

      22. PERMITTED USE. Tenant may use, occupy, and operate the Demised Premises for a branch bank (including related activities customarily carried on in other supermarket branch banks of Tenant) and ATM facilities, and for no other purpose initially. Tenant shall not use any portion of the Common Areas for the conduct of its business without the prior written consent of Landlord or as provided herein. Tenant agrees to conduct its business at all times to comply with all applicable laws, ordinances and governmental regulations affecting the Demised Premises. Tenant will comply with all lawful requirements of the local Board of Health, Police, Fire Department, and governmental authorities respecting the manner in which it uses the Demised Premises. The Tenant will supply any apparatus, appliance, or material and will have done any work for, in, or about the Demised Premises, which may be required or ordered by any law or lawful authority.

      23. STORE RULES TO BE FOLLOWED. Tenant and its employees shall at all times during the term of this Lease or any extension hereof be governed by all reasonable rules prescribed by Landlord for the management of its stores and shall conduct operations with respect to the Branch and ATMs with due regard to the rights of Landlord. Landlord shall provide Tenant with a copy of its store rules. If any of the store rules are inconsistent with any of the terms of this Lease, the Lease terms shall control.

      24.   ACCESS.

            A. BY TENANT. Tenant's officers, employees and the Tenant's customers and invitees shall have full and complete access to the Demised Premises during Tenant's business hours. Landlord shall also permit representatives from all appropriate federal and state bank regulatory authorities, when duly authorized by Tenant, reasonable access to the Demised Premises during normal business hours for inspections and for any other purposes for which they have regulatory authority during normal business hours.

            B. BY LANDLORD. Upon advance notice, Tenant shall allow Landlord reasonable access to the Demised Premises, during Tenant's business hours or other mutually agreed upon times to examine and exhibit the Demised Premises and to make any necessary repairs or alterations to the Demised Premises. Landlord's access, however, as well as its repairs and alterations, shall not unreasonably interfere with the conduct of Tenant's business or breach any security measures implemented by Tenant.


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      25.   OPERATION BY TENANT

            A. CONTINUOUS OPERATION. Tenant agrees that Tenant shall at all times, during the term of this Lease, operate and maintain an ATM that is full service and shall be generally available twenty-four (24) hours a day with due diligence and efficiency. Tenant shall continuously throughout the term hereof provide at the Branch such services as are customarily available in Tenant's supermarket branch banks and shall be open to the public at least ten (10) daytime hours during each weekday, six (6) daytime hours during each Saturday, and four (4) daytime hours during each Sunday. The ATMs shall be full service machines, and shall be generally available twenty-four (24) hours a day. Notwithstanding the foregoing, Tenant shall have the unconditional option to remove an ATM's depository capability upon its advising Landlord of its intent to do so. It is understood that the Tenant's ATM network is currently a member of the Cirrus, Honor, PLUS, VISA and MasterCard networks; provided, however, no guarantee is hereby given that Tenant will choose, or will be chosen, to continue as a member of the Cirrus, Honor, PLUS, VISA and/or MasterCard networks at any given -time in the future. Tenant agrees that, to the extent it has a choice in the matter, it will remain a member of at least one (1) major ATM network throughout the term of this Lease.

             B. RIGHT TO TERMINATE. If for any reason Landlord or a successor landlord elects to no longer operate a retail grocery store from the Store Premises of which the Demised Premises are a part, then Tenant may elect to terminate this Lease.

      26. EMPLOYEE PARKING. Tenant and its employees shall park their motor vehicles only in the areas of the Store Premises parking lots specifically designated by landlord for that purpose; provided, however, that such areas shall be sufficient for such purposes. In all events Landlord agrees to provide a reasonable amount of employee parking on or adjacent to the Store Premises so that the parking by employees of their cars shall not unduly restrict or limit customer parking in the Store Premises.

      27. ADVERTISING. Landlord acknowledges that Tenant intends to advertise the Branch and ATM facilities and, subject to the approval of the Landlord hereinafter specified, Landlord hereby authorizes Tenant to advertise the existence of the Branch and ATM facilities and the services offered related thereto in such media and in such manner as it deems desirable. Without limiting the generality of the foregoing, Landlord authorizes Tenant to use Landlord's name and logo in connection with such advertising and to identify the Landlord's store at which the Branch and ATM facilities are located. Other than for purposes of identifying the location of its place of business, Tenant and Landlord agree not to refer to or mention in any way the other's facilities or services provided thereby when advertising its own facilities or services unless previously approved by the other party and unless appropriate procedures are followed with respect to name protection, copyright protection and the like.

      28. EXCLUSIVE RIGHT TO PROMOTE BANKING SERVICES. Tenant shall have the exclusive right and privilege of promoting banking services, in such manner as it deems most effective, and within the Store Premises building as it reasonably selects, including, without limitation, through the use product signs and table cards, through the use of public address announcements (by means of the Store Premises PA system), and by "in person" promotions.

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

Landlord covenants and agrees that during the term, of this Lease, no other financial service provider competitive with Tenant shall be given the right or permission to promote any banking or related financial services competitive with those provided (or which may be provided) by Tenant

      29. SIGNS. Tenant shall have the right and privilege of attaching, affixing, painting, or exhibiting signs in the Demised Premises (to include, without limitation, the right to hang banner type signs in front of the Branch area) on the exterior of the Store Premises building in which the Demised Premises are located, and as a part of any perimeter pedestal sign erected by Landlord (if structurally possible) provided only: (a) that any and all signs shall comply with the ordinances of the city or municipality in which the property is located and the laws of the State of Kansas; (b) such signs shall not change the structure of the Store Premises building; (c) such signs if and when taken down shall not damage the Store Premises building and/or perimeter pedestal sign; and (d) such signs shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld or delayed. It is specifically agreed that Landlord may require such signs conform to Landlord's exterior departmental signage style, size proportions and color.

      30. DELAYS IN PERFORMANCE. The performance by Landlord and Tenant of any of their respective obligations or undertakings provided for in this Lease (except the payment of rent or any other sums of money payable by Tenant under this Lease) shall be excused and no default shall be deemed to exist in the event and so long as the performance of any such obligation or undertaking is prevented, delayed or hindered by any act of God, fire, earthquake, flood, explosion, action of the elements, war, riot, failure of transportation, strikes, lockouts, action of labor unions, condemnation, laws, orders of government or civil or military authorities, inability to procure labor, equipment, materials, or supplies in the open market, or any other cause directly beyond the control of Landlord or Tenant, as the case may be.

      31. DELINQUENT PAYMENTS. If any rent or other sums due and payable by Tenant under this Lease are not paid within ten (10) days after such rent or other sums are due and payable, then such unpaid rent or other sums shall bear interest at the rate of ten percent (10%) per annum from their respective due dates until paid.

      32. TENANT'S DEFAULT. If Tenant defaults in the payment of any rent or other sums due and payable to Landlord under this Lease, and such default continues for a period of five (5) days after written notice of such default has been given by Landlord to Tenant, or if Tenant shall violate or default in the performance of any material covenants, agreements, stipulations, or other conditions contained herein (other than the payment of rent and other sums payable under this Lease) and such violation or default continues for a period of thirty (30) days after written notice of such violation or default has been given by Landlord to Tenant (or, in the case of default not curable within thirty (30) days, if Tenant shall fail to commence to cure the same within thirty (30) days and thereafter proceed diligently to complete the cure thereof), then Landlord at its option may reenter and repossess the Demised Premises with process of law, and declare this Lease terminated and the term of this Lease ended forthwith. Landlord may use such legal force as may be necessary to remove all persons and property then located in the Demised Premises. Notwithstanding such reentry and repossession by Landlord and the holding of such


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

fixtures, inventory, or other personal property, the liability of Tenant for the payment of the rent and other sums due hereunder and for the performance of Tenant's other obligations hereunder for the balance of the term of this Lease shall not be relinquished or extinguished; and Landlord at any time may commence such one or more actions as it may deem necessary to collect any sums due from Tenant under this Lease. In the event of any such reentry and repossession, Landlord shall have the right to relet all or any portion of the Demised Premises upon such terms and conditions as Landlord may deem appropriate; and any such reletting shall not relieve Tenant of any of its obligations to Landlord under this Lease, except to the extent of any net rentals actually received by Landlord from such reletting. after deducting all of Landlord's expenses (including but not limited to legal expenses, brokerage commissions, and the costs of remodeling the Demised Premises so as to render it suitable for reletting) incurred in preparing for and accomplishing such reletting.

      33. RIGHT TO CURE DEFAULT. If default shall be made by either party (except for a default in the payment of rent by Tenant) in the performance of or compliance with any of the terms, covenants, or conditions of this Lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies provided herein or now or hereafter provided by law, may, but need not, perform such term, covenant, or condition, or make good such default, and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of ten percent (10%) per annum, from date of advance.

      34. SURRENDER OF PREMISES AT END OF TERM. Tenant agrees that upon the termination of this Lease it will surrender, yield up, and deliver the Demised Premises in good and clean condition, except the affects of reasonable wear and tear and depreciation arising from lapse of time, or damage without fault or liability of Tenant. Tenant shall remove its inventory, equipment, furniture and fixtures and repair any damage occasioned thereby; and any personal property or fixtures which Tenant in its discretion elects not to remove shall be presumed to be abandoned and shall thereupon be the property of Landlord.

      35. HOLDOVER. In the event that Tenant remains in possession of the Demised Premises after the termination of this Lease without the exercise of an option (if any exist) to extend the term of this Lease or without the execution of a new lease in default of the provisions of this Lease, then Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all of the conditions, provisions, and obligations. of this Lease, but without any rights to remain in possession or extend the term of this Lease and be liable to pay to Landlord two times the normal monthly rent.

      36. TENANT'S ASSIGNMENT OR SUBLETTING. Tenant shall have the right to assign this Lease to any successor or purchaser in the event of a merger, consolidation, or sale of substantially all of the assets of the Tenant corporation. Otherwise, Tenant shall not assign this Lease, or sublet the Demised Premises, without the written consent of the Landlord, which consent the Landlord will not unreasonably withhold. No assignment or subletting shall release the Tenant from its Lease obligations and agreements hereunder. In no event shall Tenant assign or sublet the Demised Premises or any portion thereof for any use other than the use hereinbefore set forth without the specific approval of Landlord.

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

      37. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      38. NOTICES. Whenever under this Lease a provision is made for notice of any kind, such notice and the service thereof shall be deemed sufficient if such notice to Tenant is in writing addressed to Bank of Blue Valley, 11935 Riley, P.
0. Box 26128, Overland Park, Kansas 66225-6128, Attention: John K. Doull, and is delivered personally or sent by certified mail with postage prepaid; and if such notice to Landlord is in writing addressed to CMI, Inc. at Highway K7 and Johnson Drive, Shawnee, Kansas 66216, and is delivered personally or sent by certified mail with postage prepaid. Either party may by notice to the other party change the address at which it wishes to receive any notice given under this Lease.

      39. TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions of this Lease relating to the time of performance of any obligation under this Lease shall be strictly construed.

      40. FURTHER ASSURANCES. Landlord and Tenant agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, condition, or assurance in this Lease whenever occasion shall reasonably arise and request for such instruments shall be reasonably made.

      41. BROKERS COMMISSIONS. Tenant covenant's, warrants, and represents to Landlord that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had by Tenant with any broker concerning the renting of the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless against and from all liabilities, including reasonable attorney's fees, arising from any claims for brokerage commissions or finder's fees resulting from or arising out of any conversations or negotiations had by Tenant directly or indirectly with any broker. Landlord covenants, warrants, and represents to Tenant that there was no broker instrumental in consummating this Lease and that no conversations or prior negotiations were had by Landlord with any broker concerning the renting of the Demised Premises. Landlord agrees to indemnify and hold Tenant harmless against and from all liabilities, including reasonable attorney's fees, arising from any claims for brokerage commissions or finder's fees resulting from or arising out of any conversations or negotiations had by Landlord directly or indirectly with any broker.

      42. NUMBER AND GENDER. Where the context of this Lease requires, singular words shall be read as if plural, plural words shall be read as if singular, and words of neuter gender shall be read as if masculine or feminine.

      43. PARAGRAPH TITLES. The titles of the various paragraphs of this Lease have been inserted merely as a matter of convenience and for reference only, and shall not be deemed

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

in any manner to define, limit, or describe the scope or intent of the particular paragraphs to which they refer or to affect the meaning or construction of the language contained in the body of such paragraphs.

      44. SEVERABILITY. If any provision of this Lease shall be declared legally invalid or unenforceable, then the remaining provisions of this Lease nevertheless shall continue in full force and effect and shall be enforceable to the fullest extent permitted by law.

      45. CUMULATIVE RIGHTS. The rights, options, elections, and remedies of both parties contained in this Lease shall be cumulative and may be exercised on one or more occasions; and none of them shall be construed as excluding any other or any additional right, priority, or remedy allowed or provided by law.

      46. WAIVERS. One or more waivers by Landlord or Tenant of a breach of any covenant or condition by the other of them shall not be construed as a waiver of the subsequent breach of the same covenant or condition, and the consent or approval by Landlord or Tenant to or of any act by either requiring the other's consent or approval shall not be deemed to waiver or render unnecessary either party's consent to or approval of any subsequent similar act by the other party.

      47. BINDING AGREEMENT. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the respective heirs, executors, administrators, personal representatives, successors, and assigns of such parties. No rights, however, shall inure to the benefit of any assigns of Tenant unless the assignment thereof to such assignee has been approved by Landlord in writing, if such approval is required by this Lease.

      48. ENTIRE AGREEMENT. Tenant and Landlord hereby agree that this Lease as written represents the entire agreement between the parties hereto and that there are no other agreements, written or verbal, between the parties hereto pertaining to the Demised Premises or the subject matter hereof. This Lease may not be amended or supplemented orally but only by an agreement in writing which has been signed by both parties.

      49. EXECUTION REQUIRED. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Demised Premises and shall become effective only upon execution by both Tenant and Landlord.

      50. EXECUTION BY TENANT. The person(s) executing the Lease on behalf of Tenant hereby covenant, represent, and warrant that Tenant is a duly constituted state banking association under the laws of the United States of America and authorized to transact business in the State of Kansas, and the person(s) executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officer(s) is/are duly authorized to sign and execute this Lease (a copy of a resolution of the same to be supplied to Landlord upon request)

      51. EXECUTION BY LANDLORD. The person(s) executing the Lease on behalf of Landlord hereby covenant, represent, and warrant that Landlord is duly incorporated under the laws of the state of Kansas and that the person(s) executing this Lease on behalf of Landlord is an officer or are officers of such Landlord, and that he or they as such officer(s) is/are duly authorized to sign and execute this Lease (a copy of a resolution of the same to be supplied to Tenant upon request)

      52. MULTIPLE COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

      53. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are located.

   IN WITNESS WHEREOF, the parties hereto have set their hands the date and year first above written.

                                    LANDLORD:

                                    CMI, INC.

                                    By: /s/ Edward D. Roche II

                                    Title: President

                                     TENANT:


                                    By: /s/ John K. Doull
                                            John K. Doull

                                    Title:  Executive Vice President




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

















                5600 Hedge Lane Terrace, Shawnee, Kansas 66226
















                                    Exhibit A